UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2012

HAMPSHIRE GROUP, LIMITED

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-20201 (Commission File Number)	06-0967107 (I.R.S. Employer Identification No.)

114 W. 41st Street, New York, New York (Address of principal executive offices)	10036 (Zip code)

(864) 231-1200
(Registrant’s telephone number including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 20, 2012, Hampshire Group, Limited (the “Company”) held its annual meeting of stockholders to (i) elect directors to the Company’s Board of Directors (the “Board”) and (ii) ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm.  6,606,023 shares of the Company’s common stock entitled to vote at the annual meeting were present at the annual meeting either in person or by proxy, constituting 88.85% of the shares of the Company’s common stock entitled to vote.  The seven directors listed below were elected to the Board and the appointment of BDO USA, LLP was ratified, with the votes with respect to each matter listed below.  The following table shows the number of votes cast for, against, abstentions and the number of broker non-votes on each matter:

	For	Withheld	Abstain	Broker Non-votes
Election of Directors:
Heath L. Golden	4,410,935	750,441	0	1,444,647
Richard A. Mandell	4,437,380	723,996	0	1,444,647
Herbert Elish	4,594,770	566,606	0	1,444,647
Peter H. Woodward	5,084,468	76,908	0	1,444,647
Robert C. Siegel	4,594,770	566,606	0	1,444,647
Paul M. Buxbaum	4,956,468	204,908	0	1,444,647
Benjamin C. Yogel	4,956,928	204,448	0	1,444,647

	For	Against	Abstain	Broker Non-votes
Ratification of BDO USA, LLP’s appointment	6,588,866	200	16,957	0

Item 7.01 Regulation FD Disclosure.

On June 20, 2012, at the Company’s annual meeting of stockholders, the Company’s management gave a presentation  regarding the Company’s operating and growth strategies and performance.  The presentation materials  were also posted to the Company’s website on June 21, 2012.  Pursuant to Regulation FD, the presentation materials are attached hereto as Exhibit 99.1 and incorporated herein by reference.  The attached presentation materials shall be deemed “furnished” to the Securities and Exchange Commission and not “filed” for all purposes.

Item 8.01 Other Events

On June 20, 2012, the Board approved a reduction in the annual cash compensation payable to its non-employee directors.   Effective as of July 1, 2012, the annual cash compensation payable to the non-employee directors of the Company will be reduced from $60,000 to $40,000.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Annual Meeting Presentation Materials.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAMPSHIRE GROUP, LIMITED

By:	/s/ Heath L. Golden
Name: Heath L. Golden
Title: President and Chief Executive Officer

Dated: June 22, 2012